Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on
Form S-8 of   Burlington Northern Santa Fe Corporation of our reports dated
February 15, 1996, on our   audits of the consolidated financial statements
and financial statement schedule of Burlington Northern Santa Fe Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in or incorporated by reference in the Burlington Northern Santa Fe Corporation Annual Report on Form 10-K for the year ended December 31, 1995.







COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
May 2, 1996